U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509 76-0345915

(Commission File Number) (I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2008, the Fund issued a press release announcing that on May 8, 2008, that the Fund's board of directors elected Gregory J. Flanagan as its independent (non-executive) Chairman of the Board. Mr. Flanagan has been a director of the Fund since 1992. Mr. Flanagan succeeds Robert L. Knauss who has served as the Fund's independent Chairman since December 2007.

In addition to the election of Mr. Flanagan, the Fund's board of directors also elected Kenneth I. Denos as Chief Executive Officer and President; L'Sheryl D. Hudson as Chief Financial Officer, Chief Compliance Officer and Vice President; Gary L. Forbes as Senior Vice President; and, Brett M. Chiles as Secretary.

The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

On May 9, 2008, Equus Total Return, Inc. (the "Fund") issued a press release announcing the declaration of a second quarter dividend for 2008 and setting the record and payment date for such dividend. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    Press Release, dated May 9, 2008.
    Press Release, dated May 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: May 9, 2008	By:	/s/ L'Sheryl D. Hudson
L'Sheryl D. Hudson Vice President and Chief Financial Officer